Exhibit 99.1

May 16, 2025

QVC Group, Inc. Announces Reverse Stock Split, Intention to Voluntarily Delist Series B Common Stock and Transfer Listing to OTC Markets

ENGLEWOOD, Colo.--(BUSINESS WIRE)—QVC Group, Inc. (“QVC Group” or the “Company”) (Nasdaq: QVCGA, QVCGB, QVCGP) today announced that its Board of Directors approved a 1-for-50 reverse stock split of the Company’s Series A common stock, par value $0.01 per share (“QVCGA”), and Series B common stock, par value $0.01 per share (“QVCGB”). The reverse stock split was approved by stockholders at the Company’s annual meeting of stockholders held on May 12, 2025 at a ratio of at least 1-for-2 and up to 1-for-50, with the exact ratio within that range to be determined by the Company’s Board of Directors (or a committee thereof). The reverse stock split is expected to legally take effect at 4:01 p.m. ET, May 22, 2025. QVCGA and QVCGB will open for trading on The Nasdaq Capital Market on a split-adjusted basis on May 23, 2025 under their respective current ticker symbols, though, as discussed in further detail below, the Company will shortly seek to voluntarily delist QVCGB from The Nasdaq Capital Market. Shares of QVCGP will not be impacted by the reverse stock split.

The reverse stock split is intended to enable QVCGA to regain compliance with the minimum bid price requirement of $1.00 per share for its continued listing on The Nasdaq Capital Market. QVC Group’s certificate of incorporation requires that any reverse stock split be effected on an equal per share basis for QVCGA and QVCGB. The new CUSIP numbers for QVCGA and QVCGB following the reverse stock split will be 74915M 605 and 74915M 704, respectively.

As a result of the reverse stock split at a ratio of 1-for-50, the Company does not expect that QVCGB will meet the continued listing requirements of The Nasdaq Capital Market, in particular the number of publicly held shares of QVCGB, and, as a result, its Board of Directors has approved the voluntarily delisting of QVCGB from The Nasdaq Capital Market and the transition of QVCGB to The OTC Markets Group, Inc. (“OTC”). The Company has notified The Nasdaq Stock Market LLC of its intention to voluntarily delist QVCGB. To effect the voluntary delisting of QVCGB from The Nasdaq Capital Market, the Company expects to file a Form 25 Notification of Delisting with the Securities and Exchange Commission with respect to QVCGB on or around May 27, 2025. The Company has applied for QVCGB to be quoted on the OTCQB Venture Market and will provide additional information regarding the transfer of QVCGB from The Nasdaq Capital Market to OTC at a later date. The QVCGB ticker symbol is not expected to change in connection with commencement of quotation on OTC. Stockholders of QVCGB are not required to take any action in connection with the QVCGB transition. The Company reserves the right, for any reason, to delay any of the filings described above, to withdraw them prior to effectiveness and to otherwise change its plans in respect to QVCGB. Completion of the transition of QVCGB to OTC remains subject to the satisfaction of customary conditions and regulatory approval, and there can be no assurance that QVCGB will commence quotation on the OTC.

As of April 30, 2025, the total number of shares of QVCGA and QVCGB issued and outstanding was 394,321,833 and 9,114,716, respectively. The 1-for-50 reverse stock split will automatically convert every fifty (50) shares of QVCGA and QVCGB into one (1) share of QVCGA and QVCGB, respectively, with no effect on par value. The reverse stock split is expected to reduce the number of issued and outstanding shares of QVCGA and QVCGB to approximately 7,886,436 and 182,294, respectively, subject to adjustment due to the payment of cash in lieu of fractional shares. The total authorized number of shares of QVCGA and QVCGB will not be reduced. No fractional shares will be issued in connection with the reverse stock split, and each stockholder who would otherwise be entitled to receive a fraction of a share of QVCGA or QVCGB will be entitled to receive a cash payment.

Broadridge Corporate Issuer Solutions, the Company's transfer agent, will act as the exchange agent for the reverse stock split. Record holders of QVCGA and QVCGB should contact Broadridge with questions regarding the reverse stock split. Stockholders of QVCGA and QVCGB held in “street name” should reach out to their brokers for any questions regarding the reverse stock split.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the timing and effect of the reverse stock split, QVCGA’s ability to regain compliance with the continued listing requirements of The Nasdaq Capital Market, the timing of any filings to effect the delisting of QVCGB from The Nasdaq Capital Market and the transition of QVCGB from The Nasdaq Capital Market to OTC. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, general market conditions. These forward-looking statements speak only as of the date of this press release, and QVC Group expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in QVC Group’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of QVC Group and QVC, Inc., including their most recent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for risks and uncertainties related to QVC Group which may affect the statements made in this press release.

About QVC Group, Inc.

QVC Group, Inc. (NASDAQ: QVCGA, QVCGB, QVCGP) is a Fortune 500 company with six leading retail brands – QVC®, HSN®, Ballard Designs®, Frontgate®, Garnet Hill® and Grandin Road® (collectively, “QVC GroupSM”). QVC GroupSM is a live social shopping company that redefines the shopping experience through video-driven commerce on every screen, from smartphones and tablets to laptops and TVs. QVC Group reaches more than 200 million homes worldwide via 15 television channels, which are widely available on cable/satellite TV, free over-the-air TV, and FAST and other digital livestreaming TV. The retailer also reaches millions of customers via its QVC+ and HSN+ streaming experience, Facebook, Instagram, TikTok, YouTube, Pinterest, websites, mobile apps, print catalogs, and in-store destinations. QVC Group, Inc. also holds various minority interests.

QVC Group, Inc.
investor@qvcgrp.com

Source: QVC Group, Inc.